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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of Condor Technology Solutions, Inc. of our report dated March 25, 1998, on our audits of the consolidated financial statements of Federal Computer Corporation and Subsidiaries as of October 31, 1996, 1997 and January 31, 1998 and for each of the three years in the period ended October 31, 1997 and for the three months ended January 31, 1998. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Washington, D.C.
June 1, 1998